News Release

Trustmark Corporation Announces First Quarter 2014 Financial Results

JACKSON, Miss. – April 22, 2014 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $29.0 million in the first quarter of 2014, which represented diluted earnings per share of $0.43, an increase of 2.4% from the prior quarter and 13.2% compared to one year earlier.  Trustmark’s performance during the first three months of 2014 produced a return on average tangible equity of 12.93% and a return on average assets of 0.99%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2014, to shareholders of record on June 1, 2014.

Gerard R. Host, President and CEO, stated, “Trustmark continued to achieve solid financial results in the first quarter, reflecting the fourth consecutive quarter of growth in our legacy loan portfolio as well as continued improvement in credit quality.  Expansion of our net interest margin excluding acquired loans coupled with solid growth in noninterest income and disciplined expense management was a great way to begin the year.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and creating value for our shareholders as we enter our 125th year.”

Balance Sheet Management
•	Loans held for investment increased at an annualized rate of 8.8% in the first quarter
•	Net interest margin (FTE) was 3.92%; excluding acquired loans, net interest margin (FTE) expanded 4 basis points to 3.52% in the first quarter
•	Noninterest-bearing deposits increased $215.8 million to represent 28.4% of total deposits

Loans held for investment totaled $5.9 billion at March 31, 2014, an increase of $124.9 million, or 2.2% (8.8% annualized), from the prior quarter and $392.0 million, or 7.1%, from one year earlier.  During the first quarter, commercial and industrial loans increased $49.8 million as growth in Trustmark’s Mississippi, Alabama and Florida markets more than offset declines in Texas and Tennessee.  Trustmark’s single-family mortgage portfolio increased $48.2 million, as growth in Mississippi, Alabama and Florida was offset in part by declines in Tennessee and Texas.  Commercial real estate loans increased $46.8 million, reflecting growth throughout Trustmark’s five-state franchise.  Trustmark’s construction and consumer lending portfolios remained relatively flat.   Other loans declined $14.4 million as growth in Alabama was more than offset by reductions in Trustmark’s other geographic markets.

Acquired loans totaled $746.3 million at March 31, 2014, down $57.9 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $6.7 billion at March 31, 2014, up $67.0 million from the prior quarter.

Net interest income (FTE) in the first quarter totaled $98.7 million, resulting in a net interest margin of 3.92%.  Relative to the prior quarter, interest income (FTE) declined $7.4 million due principally to a $5.5 million decline in recoveries on acquired loans.  The yield on acquired loans totaled 8.67% and included recoveries on loan pay-offs of $3.8 million, which represented approximately 1.97% of the total acquired annualized loan yield in the first quarter.  Excluding acquired loans, the net interest margin in the first quarter totaled 3.52% compared to 3.48% in the prior quarter.

Trustmark’s solid capital position reflects the consistent profitability of its diversified financial services businesses as well as prudent balance sheet management.  At March 31, 2014, Trustmark’s tangible equity to tangible assets ratio was 8.31% while the total risk-based capital ratio was 14.34%, significantly exceeding the 10.00% benchmark to be classified as “well-capitalized.”  Trustmark’s solid capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Credit Quality
•	Significant reduction in classified and criticized loan balances
•	Nonperforming loans declined 1.9% during the quarter
•	Improved credit quality reflected in net recoveries and negative provisioning in the first quarter

Nonperforming loans totaled $64.0 million at March 31, 2014, a decline of 1.9% from the prior quarter and 23.2% from the prior year.  Foreclosed other real estate totaled $111.5 million, an increase of $5.0 million, or 4.7%, from the prior quarter.  Relative to levels one year earlier, other real estate decreased $6.9 million.

Net recoveries during the first quarter of 2014 totaled $1.9 million and represented -0.13% of average loans.  This compares favorably to net charge-offs in the prior quarter of $201 thousand, or 0.01% of average loans, and to net recoveries in the prior year of $1.1 million, or -0.08% of average loans.  The provision for loan losses for loans held for investment was a negative $805 thousand in the first quarter of 2014, reflecting the net recovery position and improved credit quality.

During the first quarter, Trustmark experienced a decline of $7.0 million, or 3.2%, in classified loans and a decline of $7.1 million, or 2.8%, in criticized loans relative to the prior quarter. Relative to the prior year, classified loan balances decreased $20.2 million, or 8.6%, while criticized loan balances decreased $63.2 million, or 20.2%.

Allocation of Trustmark’s $67.5 million allowance for loan losses represented 1.33% of commercial loans and 0.65% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.14% at March 31, 2014, which represents a level management considers commensurate with the inherent risk in the loan portfolio. The allowance for loan losses represented 180.86% of nonperforming loans, excluding impaired loans.

All of the above credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Noninterest Income
•	Noninterest income totaled $44.1 million, up 14.0% from the prior quarter
•	Insurance revenue expanded to $8.1 million, an increase of 10.3% from the prior quarter
•	Mortgage banking revenue increased to $6.8 million

Noninterest income totaled $44.1 million in the first quarter, an increase of $5.4 million from the prior quarter.  This improvement resulted in part from a decrease in partnership amortization of $2.6 million related to tax credit investments as well as a decrease of $1.7 million in the net reduction of the FDIC indemnification asset primarily resulting from the re-estimation of cash flows and loan payoffs.  Each of these items was included in other noninterest income.

Service charges on deposit accounts totaled $11.6 million in the first quarter, a decrease of $1.5 million, or 11.8%, from the prior quarter primarily resulting from a seasonal reduction in NSF and overdraft fees.  Bank card and other fees totaled $9.1 million in the first quarter, down $499 thousand from the prior quarter, reflecting a seasonal decline in interchange income as well as reduced commercial credit-related fee income.

Mortgage loan production in the first quarter totaled $230.3 million, down 16.6% from the prior quarter, reflecting the decline in refinance activity following an extended low interest rate environment.  Despite the decline in production, mortgage banking revenue increased $1.6 million in the first quarter to total $6.8 million due principally to increased positive mortgage serving hedge ineffectiveness.

As a result of increased group health and commercial property and casualty business, insurance revenue in the first quarter totaled $8.1 million, an increase of 10.3% from the prior quarter.  Wealth management revenue remained stable during the quarter at $8.1 million.

Noninterest Expense
•	Noninterest expense totaled $101.6 million, down 3.1% from the prior quarter
•	Routine noninterest expense remained well-controlled

Noninterest expense totaled $101.6 million in the first quarter; excluding ORE and intangible amortization of $5.6 million, noninterest expense during the first quarter totaled $96.0 million, a decrease of $3.4 million from comparable expenses in the prior quarter.  Salaries and benefits expense remained well-controlled and totaled $56.7 million in the first quarter, unchanged from the prior quarter.  Services and fees decreased $1.3 million principally due to lower legal and professional service fees.  Other expense decreased $2.2 million relative to the prior quarter, reflecting in part lower mortgage loan and miscellaneous expenses.

At the close of business on December 31, 2013, Trustmark consolidated its wholly owned subsidiary, Somerville Bank & Trust Company, into Trustmark National Bank.  This consolidation will enhance productivity and efficiency with the elimination of duplicate functions and operating systems as well as support revenue growth with the addition of a broader product line.  Trustmark is committed to investments to support profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 23, 2014 at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-6789, passcode 10008303, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, May 14, 2014, in archived format at the same web address or by calling (877) 344-7529, passcode 10008303.

Trustmark Corporation is a financial services company providing banking and financial solutions through 209 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of the European financial crisis on the U.S. economy and the markets we serve, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2014 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2014	12/31/2013	3/31/2013	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,136,392	$3,026,186	$2,836,051	$(889,794)	-29.4%	$(699,659)	-24.7%
Securities AFS-nontaxable	149,744	160,989	167,773	(11,245)	-7.0%	(18,029)	-10.7%
Securities HTM-taxable	1,118,747	265,792	48,632	852,955	n/m	1,070,115	n/m
Securities HTM-nontaxable	31,039	21,172	16,648	9,867	46.6%	14,391	86.4%
Total securities	3,435,922	3,474,139	3,069,104	(38,217)	-1.1%	366,818	12.0%
Loans (including loans held for sale)	5,950,720	5,847,557	5,741,340	103,163	1.8%	209,380	3.6%
Acquired loans:
Noncovered loans	751,723	812,426	530,643	(60,703)	-7.5%	221,080	41.7%
Covered loans	33,805	34,640	49,815	(835)	-2.4%	(16,010)	-32.1%
Fed funds sold and rev repos	6,460	11,094	6,618	(4,634)	-41.8%	(158)	-2.4%
Other earning assets	36,820	32,118	34,661	4,702	14.6%	2,159	6.2%
Total earning assets	10,215,450	10,211,974	9,432,181	3,476	0.0%	783,269	8.3%
Allowance for loan losses	(79,736)	(78,742)	(86,447)	(994)	1.3%	6,711	-7.8%
Cash and due from banks	407,078	275,051	270,740	132,027	48.0%	136,338	50.4%
Other assets	1,376,024	1,360,712	1,183,493	15,312	1.1%	192,531	16.3%
Total assets	$11,918,816	$11,768,995	$10,799,967	$149,821	1.3%	$1,118,849	10.4%

Interest-bearing demand deposits	$1,900,504	$1,803,956	$1,703,336	$96,548	5.4%	$197,168	11.6%
Savings deposits	3,193,098	2,952,472	2,767,747	240,626	8.1%	425,351	15.4%
Time deposits less than $100,000	1,280,513	1,344,488	1,268,619	(63,975)	-4.8%	11,894	0.9%
Time deposits of $100,000 or more	947,509	961,075	893,104	(13,566)	-1.4%	54,405	6.1%
Total interest-bearing deposits	7,321,624	7,061,991	6,632,806	259,633	3.7%	688,818	10.4%
Fed funds purchased and repos	282,816	361,758	266,958	(78,942)	-21.8%	15,858	5.9%
Short-term borrowings	65,010	63,531	66,999	1,479	2.3%	(1,989)	-3.0%
Long-term FHLB advances	8,406	8,507	4,580	(101)	-1.2%	3,826	83.5%
Subordinated notes	49,907	49,898	49,874	9	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	77,989	-	0.0%	(16,133)	-20.7%
Total interest-bearing liabilities	7,789,619	7,607,541	7,099,206	182,078	2.4%	690,413	9.7%
Noninterest-bearing deposits	2,630,785	2,611,209	2,199,043	19,576	0.7%	431,742	19.6%
Other liabilities	130,749	203,270	176,210	(72,521)	-35.7%	(45,461)	-25.8%
Total liabilities	10,551,153	10,422,020	9,474,459	129,133	1.2%	1,076,694	11.4%
Shareholders' equity	1,367,663	1,346,975	1,325,508	20,688	1.5%	42,155	3.2%
Total liabilities and equity	$11,918,816	$11,768,995	$10,799,967	$149,821	1.3%	$1,118,849	10.4%

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2014	12/31/2013	3/31/2013	$ Change	% Change	$ Change	% Change
Cash and due from banks	$423,819	$345,761	$242,896	$78,058	22.6%	$180,923	74.5%
Fed funds sold and rev repos	-	7,253	5,926	(7,253)	-100.0%	(5,926)	-100.0%
Securities available for sale	2,382,441	2,194,154	3,546,083	188,287	8.6%	(1,163,642)	-32.8%
Securities held to maturity	1,155,569	1,168,728	73,666	(13,159)	-1.1%	1,081,903	n/m
Loans held for sale (LHFS)	120,446	149,169	207,758	(28,723)	-19.3%	(87,312)	-42.0%
Loans held for investment (LHFI)	5,923,766	5,798,881	5,531,788	124,885	2.2%	391,978	7.1%
Allowance for loan losses	(67,518)	(66,448)	(76,900)	(1,070)	1.6%	9,382	-12.2%
Net LHFI	5,856,248	5,732,433	5,454,888	123,815	2.2%	401,360	7.4%
Acquired loans:
Noncovered loans	713,647	769,990	1,003,127	(56,343)	-7.3%	(289,480)	-28.9%
Covered loans	32,670	34,216	47,589	(1,546)	-4.5%	(14,919)	-31.3%
Allowance for loan losses, acquired loans	(10,540)	(9,636)	(6,458)	(904)	9.4%	(4,082)	63.2%
Net acquired loans	735,777	794,570	1,044,258	(58,793)	-7.4%	(308,481)	-29.5%
Net LHFI and acquired loans	6,592,025	6,527,003	6,499,146	65,022	1.0%	92,879	1.4%
Premises and equipment, net	203,771	207,283	210,789	(3,512)	-1.7%	(7,018)	-3.3%
Mortgage servicing rights	67,614	67,834	51,529	(220)	-0.3%	16,085	31.2%
Goodwill	365,500	372,851	366,366	(7,351)	-2.0%	(866)	-0.2%
Identifiable intangible assets	39,697	41,990	49,361	(2,293)	-5.5%	(9,664)	-19.6%
Other real estate, excluding covered other real estate	111,536	106,539	118,406	4,997	4.7%	(6,870)	-5.8%
Covered other real estate	4,759	5,108	5,879	(349)	-6.8%	(1,120)	-19.1%
FDIC indemnification asset	13,487	14,347	20,198	(860)	-6.0%	(6,711)	-33.2%
Other assets	576,390	582,363	452,512	(5,973)	-1.0%	123,878	27.4%
Total assets	$12,057,054	$11,790,383	$11,850,515	$266,671	2.3%	$206,539	1.7%

Deposits:
Noninterest-bearing	$2,879,341	$2,663,503	$2,534,287	$215,838	8.1%	$345,054	13.6%
Interest-bearing	7,242,778	7,196,399	7,375,144	46,379	0.6%	(132,366)	-1.8%
Total deposits	10,122,119	9,859,902	9,909,431	262,217	2.7%	212,688	2.1%
Fed funds purchased and repos	259,341	251,587	219,769	7,754	3.1%	39,572	18.0%
Short-term borrowings	59,671	66,385	46,325	(6,714)	-10.1%	13,346	28.8%
Long-term FHLB advances	8,341	8,458	10,969	(117)	-1.4%	(2,628)	-24.0%
Subordinated notes	49,912	49,904	49,879	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	94,856	-	0.0%	(33,000)	-34.8%
Other liabilities	121,919	137,338	166,340	(15,419)	-11.2%	(44,421)	-26.7%
Total liabilities	10,683,159	10,435,430	10,497,569	247,729	2.4%	185,590	1.8%
Common stock	14,051	14,038	13,992	13	0.1%	59	0.4%
Capital surplus	352,402	349,680	342,233	2,722	0.8%	10,169	3.0%
Retained earnings	1,045,939	1,034,966	991,012	10,973	1.1%	54,927	5.5%
Accum other comprehensive
(loss) income, net of tax	(38,497)	(43,731)	5,709	5,234	-12.0%	(44,206)	n/m
Total shareholders' equity	1,373,895	1,354,953	1,352,946	18,942	1.4%	20,949	1.5%
Total liabilities and equity	$12,057,054	$11,790,383	$11,850,515	$266,671	2.3%	$206,539	1.7%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2014 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2014	12/31/2013	3/31/2013	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$66,185	$67,038	$67,412	$(853)	-1.3%	$(1,227)	-1.8%
Interest and fees on acquired loans	16,786	23,384	12,782	(6,598)	-28.2%	4,004	31.3%
Interest on securities-taxable	19,220	19,078	16,539	142	0.7%	2,681	16.2%
Interest on securities-tax exempt-FTE	1,920	1,963	2,018	(43)	-2.2%	(98)	-4.9%
Interest on fed funds sold and rev repos	5	14	4	(9)	-64.3%	1	25.0%
Other interest income	375	367	355	8	2.2%	20	5.6%
Total interest income-FTE	104,491	111,844	99,110	(7,353)	-6.6%	5,381	5.4%
Interest on deposits	4,365	4,768	4,909	(403)	-8.5%	(544)	-11.1%
Interest on fed funds pch and repos	76	104	81	(28)	-26.9%	(5)	-6.2%
Other interest expense	1,363	1,370	1,490	(7)	-0.5%	(127)	-8.5%
Total interest expense	5,804	6,242	6,480	(438)	-7.0%	(676)	-10.4%
Net interest income-FTE	98,687	105,602	92,630	(6,915)	-6.5%	6,057	6.5%
Provision for loan losses, LHFI	(805)	(1,983)	(2,968)	1,178	-59.4%	2,163	-72.9%
Provision for loan losses, acquired loans	63	4,169	130	(4,106)	-98.5%	(67)	-51.5%
Net interest income after provision-FTE	99,429	103,416	95,468	(3,987)	-3.9%	3,961	4.1%
Service charges on deposit accounts	11,568	13,114	11,681	(1,546)	-11.8%	(113)	-1.0%
Insurance commissions	8,097	7,343	7,242	754	10.3%	855	11.8%
Wealth management	8,135	8,145	6,875	(10)	-0.1%	1,260	18.3%
Bank card and other fees	9,081	9,580	7,945	(499)	-5.2%	1,136	14.3%
Mortgage banking, net	6,829	5,186	11,583	1,643	31.7%	(4,754)	-41.0%
Other, net	(21)	(4,802)	(1,191)	4,781	-99.6%	1,170	-98.2%
Nonint inc-excl sec gains (losses), net	43,689	38,566	44,135	5,123	13.3%	(446)	-1.0%
Security gains (losses), net	389	107	204	282	n/m	185	90.7%
Total noninterest income	44,078	38,673	44,339	5,405	14.0%	(261)	-0.6%
Salaries and employee benefits	56,726	56,687	53,592	39	0.1%	3,134	5.8%
Services and fees	13,165	14,476	13,032	(1,311)	-9.1%	133	1.0%
Net occupancy-premises	6,606	6,659	5,955	(53)	-0.8%	651	10.9%
Equipment expense	6,138	6,400	5,674	(262)	-4.1%	464	8.2%
FDIC assessment expense	2,416	2,228	2,021	188	8.4%	395	19.5%
ORE/Foreclosure expense	3,315	3,009	3,820	306	10.2%	(505)	-13.2%
Other expense	13,252	15,408	18,051	(2,156)	-14.0%	(4,799)	-26.6%
Total noninterest expense	101,618	104,867	102,145	(3,249)	-3.1%	(527)	-0.5%
Income before income taxes and tax eq adj	41,889	37,222	37,662	4,667	12.5%	4,227	11.2%
Tax equivalent adjustment	3,783	3,747	3,655	36	1.0%	128	3.5%
Income before income taxes	38,106	33,475	34,007	4,631	13.8%	4,099	12.1%
Income taxes	9,103	5,436	9,141	3,667	67.5%	(38)	-0.4%
Net income	$29,003	$28,039	$24,866	$964	3.4%	$4,137	16.6%

Per share data
Earnings per share - basic	$0.43	$0.42	$0.38	$0.01	2.4%	$0.05	13.2%

Earnings per share - diluted	$0.43	$0.42	$0.38	$0.01	2.4%	$0.05	13.2%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average shares outstanding
Basic	67,410,147	67,249,877	65,983,204

Diluted	67,550,483	67,449,778	66,149,656

Period end shares outstanding	67,439,562	67,372,980	67,151,087

OTHER FINANCIAL DATA
Return on equity	8.60%	8.26%	7.61%
Return on average tangible equity	12.93%	12.59%	10.82%
Return on assets	0.99%	0.95%	0.93%
Interest margin - Yield - FTE	4.15%	4.35%	4.26%
Interest margin - Cost	0.23%	0.24%	0.28%
Net interest margin - FTE	3.92%	4.10%	3.98%
Efficiency ratio (1)	68.32%	68.38%	65.77%
Full-time equivalent employees	3,114	3,110	3,164

STOCK PERFORMANCE
Market value-Close	$25.35	$26.84	$25.01
Book value	$20.37	$20.11	$20.15
Tangible book value	$14.36	$13.95	$13.96

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2014 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2014	12/31/2013	3/31/2013	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$96	$14	$-	$82	n/m	$96	n/m
Florida	9,956	12,278	14,046	(2,322)	-18.9%	(4,090)	-29.1%
Mississippi (2)	44,168	42,307	46,697	1,861	4.4%	(2,529)	-5.4%
Tennessee (3)	5,206	4,390	4,877	816	18.6%	329	6.7%
Texas	4,572	6,249	17,702	(1,677)	-26.8%	(13,130)	-74.2%
Total nonaccrual loans	63,998	65,238	83,322	(1,240)	-1.9%	(19,324)	-23.2%
Other real estate
Alabama	24,103	25,912	28,870	(1,809)	-7.0%	(4,767)	-16.5%
Florida	42,013	34,480	30,662	7,533	21.8%	11,351	37.0%
Mississippi (2)	22,287	22,766	26,457	(479)	-2.1%	(4,170)	-15.8%
Tennessee (3)	13,000	12,892	18,339	108	0.8%	(5,339)	-29.1%
Texas	10,133	10,489	14,078	(356)	-3.4%	(3,945)	-28.0%
Total other real estate	111,536	106,539	118,406	4,997	4.7%	(6,870)	-5.8%
Total nonperforming assets	$175,534	$171,777	$201,728	$3,757	2.2%	$(26,194)	-13.0%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,870	$3,298	$2,772	$(1,428)	-43.3%	$(902)	-32.5%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$20,109	$21,540	$4,469	$(1,431)	-6.6%	$15,640	n/m

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2014	12/31/2013	3/31/2013	$ Change	% Change	$ Change	% Change
Beginning Balance	$66,448	$68,632	$78,738	$(2,184)	-3.2%	$(12,290)	-15.6%
Provision for loan losses	(805)	(1,983)	(2,968)	1,178	-59.4%	2,163	-72.9%
Charge-offs	(3,016)	(3,305)	(3,325)	289	-8.7%	309	-9.3%
Recoveries	4,891	3,104	4,455	1,787	57.6%	436	9.8%
Net recoveries (charge-offs)	1,875	(201)	1,130	2,076	n/m	745	65.9%
Ending Balance	$67,518	$66,448	$76,900	$1,070	1.6%	$(9,382)	-12.2%

PROVISION FOR LOAN LOSSES (4)
Alabama	$472	$332	$676	$140	42.2%	$(204)	-30.2%
Florida	(3,499)	(2,350)	(3,675)	(1,149)	48.9%	176	-4.8%
Mississippi (2)	1,983	3,336	(1,920)	(1,353)	-40.6%	3,903	n/m
Tennessee (3)	(915)	(117)	(378)	(798)	n/m	(537)	n/m
Texas	1,154	(3,184)	2,329	4,338	n/m	(1,175)	-50.5%
Total provision for loan losses	$(805)	$(1,983)	$(2,968)	$1,178	-59.4%	$2,163	-72.9%

NET CHARGE-OFFS (4)
Alabama	$55	$74	$11	$(19)	-25.7%	$44	n/m
Florida	(2,524)	(634)	(849)	(1,890)	n/m	(1,675)	n/m
Mississippi (2)	676	393	(290)	283	72.0%	966	n/m
Tennessee (3)	(1)	506	249	(507)	n/m	(250)	n/m
Texas	(81)	(138)	(251)	57	-41.3%	170	-67.7%
Total net (recoveries) charge-offs	$(1,875)	$201	$(1,130)	$(2,076)	n/m	$(745)	65.9%

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	-0.13%	0.01%	-0.08%
Provision for loan losses/average loans	-0.05%	-0.13%	-0.21%
Nonperforming loans/total loans (incl LHFS)	1.06%	1.10%	1.45%
Nonperforming assets/total loans (incl LHFS)	2.90%	2.89%	3.51%
Nonperforming assets/total loans (incl LHFS) +ORE	2.85%	2.84%	3.44%
ALL/total loans (excl LHFS)	1.14%	1.15%	1.39%
ALL-commercial/total commercial loans	1.33%	1.30%	1.56%
ALL-consumer/total consumer and home mortgage loans	0.65%	0.75%	0.94%
ALL/nonperforming loans	105.50%	101.86%	92.29%
ALL/nonperforming loans -
(excl impaired loans)	180.86%	190.70%	145.83%

CAPITAL RATIOS
Total equity/total assets	11.39%	11.49%	11.42%
Tangible equity/tangible assets	8.31%	8.26%	8.20%
Tangible equity/risk-weighted assets	12.08%	11.88%	11.92%
Tier 1 leverage ratio	9.14%	9.06%	9.83%
Tier 1 common risk-based capital ratio	12.37%	12.21%	11.79%
Tier 1 risk-based capital ratio	13.11%	12.97%	12.97%
Total risk-based capital ratio	14.34%	14.18%	14.42%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2014 ($ in thousands) (unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Securities AFS-taxable	$2,136,392	$3,026,186	$3,279,606	$3,259,086	$2,836,051
Securities AFS-nontaxable	149,744	160,989	172,055	171,974	167,773
Securities HTM-taxable	1,118,747	265,792	59,168	59,678	48,632
Securities HTM-nontaxable	31,039	21,172	11,024	11,520	16,648
Total securities	3,435,922	3,474,139	3,521,853	3,502,258	3,069,104
Loans (including loans held for sale)	5,950,720	5,847,557	5,784,170	5,735,296	5,741,340
Acquired loans:
Noncovered loans	751,723	812,426	888,883	949,367	530,643
Covered loans	33,805	34,640	39,561	43,425	49,815
Fed funds sold and rev repos	6,460	11,094	8,978	6,808	6,618
Other earning assets	36,820	32,118	38,226	34,752	34,661
Total earning assets	10,215,450	10,211,974	10,281,671	10,271,906	9,432,181
Allowance for loan losses	(79,736)	(78,742)	(79,696)	(84,574)	(86,447)
Cash and due from banks	407,078	275,051	272,320	284,056	270,740
Other assets	1,376,024	1,360,712	1,284,813	1,311,262	1,183,493
Total assets	$11,918,816	$11,768,995	$11,759,108	$11,782,650	$10,799,967

Interest-bearing demand deposits	$1,900,504	$1,803,956	$1,842,379	$1,811,402	$1,703,336
Savings deposits	3,193,098	2,952,472	2,995,110	3,060,437	2,767,747
Time deposits less than $100,000	1,280,513	1,344,488	1,380,954	1,419,381	1,268,619
Time deposits of $100,000 or more	947,509	961,075	993,948	1,029,498	893,104
Total interest-bearing deposits	7,321,624	7,061,991	7,212,391	7,320,718	6,632,806
Fed funds purchased and repos	282,816	361,758	364,446	312,865	266,958
Short-term borrowings	65,010	63,531	59,324	51,718	66,999
Long-term FHLB advances	8,406	8,507	8,620	9,575	4,580
Subordinated notes	49,907	49,898	49,890	49,882	49,874
Junior subordinated debt securities	61,856	61,856	61,856	82,460	77,989
Total interest-bearing liabilities	7,789,619	7,607,541	7,756,527	7,827,218	7,099,206
Noninterest-bearing deposits	2,630,785	2,611,209	2,479,082	2,451,547	2,199,043
Other liabilities	130,749	203,270	190,143	159,525	176,210
Total liabilities	10,551,153	10,422,020	10,425,752	10,438,290	9,474,459
Shareholders' equity	1,367,663	1,346,975	1,333,356	1,344,360	1,325,508
Total liabilities and equity	$11,918,816	$11,768,995	$11,759,108	$11,782,650	$10,799,967

PERIOD END BALANCES	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Cash and due from banks	$423,819	$345,761	$335,695	$301,532	$242,896
Fed funds sold and rev repos	-	7,253	7,867	7,869	5,926
Securities available for sale	2,382,441	2,194,154	3,372,101	3,511,683	3,546,083
Securities held to maturity	1,155,569	1,168,728	69,980	70,338	73,666
Loans held for sale (LHFS)	120,446	149,169	119,986	202,699	207,758
Loans held for investment (LHFI)	5,923,766	5,798,881	5,696,641	5,577,382	5,531,788
Allowance for loan losses	(67,518)	(66,448)	(68,632)	(72,825)	(76,900)
Net LHFI	5,856,248	5,732,433	5,628,009	5,504,557	5,454,888
Acquired loans:
Noncovered loans	713,647	769,990	837,875	922,453	1,003,127
Covered loans	32,670	34,216	37,250	40,820	47,589
Allowance for loan losses, acquired loans	(10,540)	(9,636)	(5,333)	(2,690)	(6,458)
Net acquired loans	735,777	794,570	869,792	960,583	1,044,258
Net LHFI and acquired loans	6,592,025	6,527,003	6,497,801	6,465,140	6,499,146
Premises and equipment, net	203,771	207,283	208,837	210,845	210,789
Mortgage servicing rights	67,614	67,834	63,150	60,380	51,529
Goodwill	365,500	372,851	372,463	368,315	366,366
Identifiable intangible assets	39,697	41,990	44,424	46,889	49,361
Other real estate, excluding covered other real estate	111,536	106,539	116,329	117,712	118,406
Covered other real estate	4,759	5,108	5,092	5,147	5,879
FDIC indemnification asset	13,487	14,347	17,085	17,342	20,198
Other assets	576,390	582,363	574,387	477,421	452,512
Total assets	$12,057,054	$11,790,383	$11,805,197	$11,863,312	$11,850,515

Deposits:
Noninterest-bearing	$2,879,341	$2,663,503	$2,643,612	$2,520,895	$2,534,287
Interest-bearing	7,242,778	7,196,399	7,143,622	7,296,697	7,375,144
Total deposits	10,122,119	9,859,902	9,787,234	9,817,592	9,909,431
Fed funds purchased and repos	259,341	251,587	342,465	374,021	219,769
Short-term borrowings	59,671	66,385	60,698	56,645	46,325
Long-term FHLB advances	8,341	8,458	8,562	8,679	10,969
Subordinated notes	49,912	49,904	49,896	49,888	49,879
Junior subordinated debt securities	61,856	61,856	61,856	61,856	94,856
Other liabilities	121,919	137,338	164,972	167,812	166,340
Total liabilities	10,683,159	10,435,430	10,475,683	10,536,493	10,497,569
Common stock	14,051	14,038	13,998	13,994	13,992
Capital surplus	352,402	349,680	343,759	342,359	342,233
Retained earnings	1,045,939	1,034,966	1,023,983	1,006,554	991,012
Accum other comprehensive
(loss) income, net of tax	(38,497)	(43,731)	(52,226)	(36,088)	5,709
Total shareholders' equity	1,373,895	1,354,953	1,329,514	1,326,819	1,352,946
Total liabilities and equity	$12,057,054	$11,790,383	$11,805,197	$11,863,312	$11,850,515

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2014 ($ in thousands except per share data) (unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Interest and fees on LHFS & LHFI-FTE	$66,185	$67,038	$68,417	$67,750	$67,412
Interest and fees on acquired loans	16,786	23,384	19,183	20,987	12,782
Interest on securities-taxable	19,220	19,078	18,654	18,547	16,539
Interest on securities-tax exempt-FTE	1,920	1,963	1,960	1,974	2,018
Interest on fed funds sold and rev repos	5	14	8	5	4
Other interest income	375	367	372	372	355
Total interest income-FTE	104,491	111,844	108,594	109,635	99,110
Interest on deposits	4,365	4,768	4,970	5,071	4,909
Interest on fed funds pch and repos	76	104	106	88	81
Other interest expense	1,363	1,370	1,389	1,513	1,490
Total interest expense	5,804	6,242	6,465	6,672	6,480
Net interest income-FTE	98,687	105,602	102,129	102,963	92,630
Provision for loan losses, LHFI	(805)	(1,983)	(3,624)	(4,846)	(2,968)
Provision for loan losses, acquired loans	63	4,169	3,292	(1,552)	130
Net interest income after provision-FTE	99,429	103,416	102,461	109,361	95,468
Service charges on deposit accounts	11,568	13,114	13,852	12,929	11,681
Insurance commissions	8,097	7,343	8,227	8,014	7,242
Wealth management	8,135	8,145	7,520	6,940	6,875
Bank card and other fees	9,081	9,580	8,929	9,507	7,945
Mortgage banking, net	6,829	5,186	8,440	8,295	11,583
Other, net	(21)	(4,802)	165	(2,145)	(1,191)
Nonint inc-excl sec gains (losses), net	43,689	38,566	47,133	43,540	44,135
Security gains (losses), net	389	107	-	174	204
Total noninterest income	44,078	38,673	47,133	43,714	44,339
Salaries and employee benefits	56,726	56,687	56,043	55,405	53,592
Services and fees	13,165	14,476	13,580	12,816	13,032
Net occupancy-premises	6,606	6,659	6,644	6,703	5,955
Equipment expense	6,138	6,400	6,271	6,193	5,674
FDIC assessment expense	2,416	2,228	2,376	2,376	2,021
ORE/Foreclosure expense	3,315	3,009	3,079	5,131	3,820
Other expense	13,252	15,408	13,531	18,571	18,051
Total noninterest expense	101,618	104,867	101,524	107,195	102,145
Income before income taxes and tax eq adj	41,889	37,222	48,070	45,880	37,662
Tax equivalent adjustment	3,783	3,747	3,700	3,735	3,655
Income before income taxes	38,106	33,475	44,370	42,145	34,007
Income taxes	9,103	5,436	11,336	11,024	9,141
Net income	$29,003	$28,039	$33,034	$31,121	$24,866

Per share data
Earnings per share - basic	$0.43	$0.42	$0.49	$0.46	$0.38

Earnings per share - diluted	$0.43	$0.42	$0.49	$0.46	$0.38

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	67,410,147	67,249,877	67,177,013	67,162,530	65,983,204

Diluted	67,550,483	67,449,778	67,382,478	67,344,117	66,149,656

Period end shares outstanding	67,439,562	67,372,980	67,181,694	67,163,195	67,151,087

OTHER FINANCIAL DATA
Return on equity	8.60%	8.26%	9.83%	9.29%	7.61%
Return on average tangible equity	12.93%	12.59%	14.92%	14.09%	10.82%
Return on assets	0.99%	0.95%	1.11%	1.06%	0.93%
Interest margin - Yield - FTE	4.15%	4.35%	4.19%	4.28%	4.26%
Interest margin - Cost	0.23%	0.24%	0.25%	0.26%	0.28%
Net interest margin - FTE	3.92%	4.10%	3.94%	4.02%	3.98%
Efficiency ratio (1)	68.32%	68.38%	65.32%	67.72%	65.77%
Full-time equivalent employees	3,114	3,110	3,110	3,119	3,164

STOCK PERFORMANCE
Market value-Close	$25.35	$26.84	$25.60	$24.58	$25.01
Book value	$20.37	$20.11	$19.79	$19.76	$20.15
Tangible book value	$14.36	$13.95	$13.58	$13.57	$13.96

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2014 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Nonaccrual loans
Alabama	$96	$14	$81	$73	$-
Florida	9,956	12,278	14,619	15,916	14,046
Mississippi (2)	44,168	42,307	43,132	41,761	46,697
Tennessee (3)	5,206	4,390	5,596	4,482	4,877
Texas	4,572	6,249	9,953	12,086	17,702
Total nonaccrual loans	63,998	65,238	73,381	74,318	83,322
Other real estate
Alabama	24,103	25,912	25,308	27,245	28,870
Florida	42,013	34,480	39,198	35,025	30,662
Mississippi (2)	22,287	22,766	25,439	26,843	26,457
Tennessee (3)	13,000	12,892	14,615	15,811	18,339
Texas	10,133	10,489	11,769	12,788	14,078
Total other real estate	111,536	106,539	116,329	117,712	118,406
Total nonperforming assets	$175,534	$171,777	$189,710	$192,030	$201,728

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,870	$3,298	$2,344	$4,194	$2,772

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$20,109	$21,540	$18,432	$14,003	$4,469

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Beginning Balance	$66,448	$68,632	$72,825	$76,900	$78,738
Provision for loan losses	(805)	(1,983)	(3,624)	(4,846)	(2,968)
Charge-offs	(3,016)	(3,305)	(3,817)	(3,031)	(3,325)
Recoveries	4,891	3,104	3,248	3,802	4,455
Net recoveries (charge-offs)	1,875	(201)	(569)	771	1,130
Ending Balance	$67,518	$66,448	$68,632	$72,825	$76,900

PROVISION FOR LOAN LOSSES (4)
Alabama	$472	$332	$550	$232	$676
Florida	(3,499)	(2,350)	(2,642)	(3,425)	(3,675)
Mississippi (2)	1,983	3,336	(1,051)	(520)	(1,920)
Tennessee (3)	(915)	(117)	(150)	(335)	(378)
Texas	1,154	(3,184)	(331)	(798)	2,329
Total provision for loan losses	$(805)	$(1,983)	$(3,624)	$(4,846)	$(2,968)

NET CHARGE-OFFS (4)
Alabama	$55	$74	$132	$67	$11
Florida	(2,524)	(634)	(138)	(1,426)	(849)
Mississippi (2)	676	393	375	291	(290)
Tennessee (3)	(1)	506	(153)	103	249
Texas	(81)	(138)	353	194	(251)
Total net (recoveries) charge-offs	$(1,875)	$201	$569	$(771)	$(1,130)

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	-0.13%	0.01%	0.04%	-0.05%	-0.08%
Provision for loan losses/average loans	-0.05%	-0.13%	-0.25%	-0.34%	-0.21%
Nonperforming loans/total loans (incl LHFS)	1.06%	1.10%	1.26%	1.29%	1.45%
Nonperforming assets/total loans (incl LHFS)	2.90%	2.89%	3.26%	3.32%	3.51%
Nonperforming assets/total loans (incl LHFS) +ORE	2.85%	2.84%	3.20%	3.26%	3.44%
ALL/total loans (excl LHFS)	1.14%	1.15%	1.20%	1.31%	1.39%
ALL-commercial/total commercial loans	1.33%	1.30%	1.39%	1.48%	1.56%
ALL-consumer/total consumer and home mortgage loans	0.65%	0.75%	0.73%	0.84%	0.94%
ALL/nonperforming loans	105.50%	101.86%	93.53%	97.99%	92.29%
ALL/nonperforming loans -
(excl impaired loans)	180.86%	190.70%	161.96%	158.75%	145.83%

CAPITAL RATIOS
Total equity/total assets	11.39%	11.49%	11.26%	11.18%	11.42%
Tangible equity/tangible assets	8.31%	8.26%	8.01%	7.96%	8.20%
Tangible equity/risk-weighted assets	12.08%	11.88%	11.66%	11.57%	11.92%
Tier 1 leverage ratio	9.14%	9.06%	8.78%	8.71%	9.83%
Tier 1 common risk-based capital ratio	12.37%	12.21%	11.92%	11.79%	11.79%
Tier 1 risk-based capital ratio	13.11%	12.97%	12.69%	12.55%	12.97%
Total risk-based capital ratio	14.34%	14.18%	14.02%	13.89%	14.42%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2014 ($ in thousands) (unaudited)

Note 1 – Business Combinations

Oxford, Mississippi Branches

On July 26, 2013, Trustmark National Bank (TNB), a subsidiary of Trustmark Corporation (Trustmark), completed its acquisition of two branches of SOUTHBank, F.S.B. (SOUTHBank), located in Oxford, Mississippi.  As a result of this acquisition, TNB assumed deposit accounts of approximately $11.7 million in addition to purchasing the two physical branch offices.  The transaction was not material to Trustmark’s consolidated financial statements and was not considered a business combination in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, “Business Combinations.”

BancTrust Financial Group, Inc.

On February 15, 2013, Trustmark completed its merger with BancTrust Financial Group, Inc. (BancTrust), a 26-year-old bank holding company headquartered in Mobile, Alabama.  In accordance with the terms of the definitive agreement, the holders of BancTrust common stock received 0.125 of a share of Trustmark common stock for each share of BancTrust common stock in a tax-free exchange.  Trustmark issued approximately 2.24 million shares of its common stock for all issued and outstanding shares of BancTrust common stock.  The total value of the 2.24 million shares of Trustmark common stock issued to the BancTrust shareholders on the acquisition date was approximately $53.5 million, based on a closing stock price of $23.83 per share of Trustmark common stock on February 15, 2013.  At closing, Trustmark repurchased the $50.0 million of BancTrust preferred stock and associated warrant issued to the U.S. Department of Treasury under the Capital Purchase Program for approximately $52.6 million.

This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805. Accordingly, the assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the acquisition date. The purchase price allocation was finalized in the first quarter of 2014.

The statement of assets purchased and liabilities assumed in the BancTrust acquisition is presented below at their adjusted estimated fair values as of the acquisition date of February 15, 2013 ($ in thousands):

Assets
Cash and due from banks	$141,616
Securities	528,016
Loans held for sale	1,050
Acquired noncovered loans	944,235
Premises and equipment, net	54,952
Identifiable intangible assets	33,498
Other real estate	40,103
Other assets	109,423
Total Assets	1,852,893

Liabilities
Deposits	1,740,254
Other borrowings	64,051
Other liabilities	16,761
Total Liabilities	1,821,066

Net identified assets acquired at fair value	31,827
Goodwill	74,247
Net assets acquired at fair value	$106,074

The excess of the consideration paid over the estimated fair value of the net assets acquired was $74.2 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the acquisition date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately 10 years.

Loans, excluding loans held for sale (LHFS), acquired from BancTrust were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements and leases, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

The operations of BancTrust are included in Trustmark’s operating results from February 15, 2013.  Trustmark’s noninterest expense during the first quarter of 2013 included non-routine BancTrust transaction expenses totaling approximately $9.4 million (change in control and severance expense of $1.4 million included in salaries and benefits; professional fees, contract termination and other expenses of $7.9 million included in other expense).

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2014 ($ in thousands) (unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$100	$502	$503	$505	$506
U.S. Government agency obligations
Issued by U.S. Government agencies	123,368	129,293	133,013	139,066	141,226
Issued by U.S. Government sponsored agencies	40,601	40,179	132,425	133,791	186,293
Obligations of states and political subdivisions	172,437	171,738	212,991	212,204	218,467
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	14,263	14,474	48,240	46,330	51,138
Issued by FNMA and FHLMC	232,488	241,118	214,795	227,927	241,365
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,530,068	1,290,741	2,048,275	2,156,320	2,090,516
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	232,072	242,172	354,131	361,575	377,070
Asset-backed securities and structured financial products	37,044	63,937	227,728	233,965	239,502
Total securities available for sale	$2,382,441	$2,194,154	$3,372,101	$3,511,683	$3,546,083

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$100,361	$100,159	$-	$-	$-
Obligations of states and political subdivisions	65,757	65,987	30,229	30,295	33,071
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,177	9,433	2,420	2,547	2,932
Issued by FNMA and FHLMC	12,395	12,724	564	567	569
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	822,135	837,393	-	-	-
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	142,744	143,032	36,767	36,929	37,094
Total securities held to maturity	$1,155,569	$1,168,728	$69,980	$70,338	$73,666

During the fourth quarter of 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At March 31, 2014, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive (loss) income in the accompanying balance sheet totaled approximately $45.0 million ($27.8 million, net of tax).

During the fourth quarter of 2013, Trustmark sold $135.6 million of Collateralized Loan Obligations (CLO) generating a net gain of $1.3 million. These securities were identified as available for sale and had been carried in the asset-backed securities and structured financial products line item in the table shown above. This sale left Trustmark with a CLO balance of $25.9 million at December 31, 2013, which was subsequently sold in its entirety for a gain of $389 thousand in January 2014.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 93% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2014 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Loans secured by real estate:
Construction, land development and other land loans	$592,658	$596,889	$572,057	$519,263	$485,419
Secured by 1-4 family residential properties	1,533,781	1,485,564	1,482,963	1,414,871	1,430,293
Secured by nonfarm, nonresidential properties	1,461,947	1,415,139	1,408,342	1,406,930	1,385,669
Other real estate secured	193,221	189,362	196,328	192,568	174,680
Commercial and industrial loans	1,207,367	1,157,614	1,132,863	1,169,327	1,206,851
Consumer loans	160,153	165,308	164,612	160,318	160,253
Other loans	774,639	789,005	739,476	714,105	688,623
LHFI	5,923,766	5,798,881	5,696,641	5,577,382	5,531,788
Allowance for loan losses	(67,518)	(66,448)	(68,632)	(72,825)	(76,900)
Net LHFI	$5,856,248	$5,732,433	$5,628,009	$5,504,557	$5,454,888

ACQUIRED NONCOVERED LOANS BY TYPE	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Loans secured by real estate:
Construction, land development and other land loans	$88,683	$98,928	$106,655	$132,116	$138,442
Secured by 1-4 family residential properties	145,213	157,914	168,573	184,928	209,658
Secured by nonfarm, nonresidential properties	271,696	287,136	301,686	318,603	339,953
Other real estate secured	34,787	33,948	35,051	34,869	32,208
Commercial and industrial loans	135,114	149,495	186,649	206,338	235,286
Consumer loans	15,024	18,428	22,251	27,420	32,694
Other loans	23,130	24,141	17,010	18,179	14,886
Noncovered loans	713,647	769,990	837,875	922,453	1,003,127
Allowance for loan losses	(9,952)	(7,249)	(3,007)	(112)	(1,961)
Net noncovered loans	$703,695	$762,741	$834,868	$922,341	$1,001,166

ACQUIRED COVERED LOANS BY TYPE	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Loans secured by real estate:
Construction, land development and other land loans	$2,239	$2,363	$2,585	$3,662	$3,875
Secured by 1-4 family residential properties	15,572	16,416	17,785	18,899	20,980
Secured by nonfarm, nonresidential properties	10,629	10,945	12,120	13,341	17,355
Other real estate secured	2,470	2,644	2,817	2,929	3,365
Commercial and industrial loans	361	394	478	543	648
Consumer loans	49	119	151	173	179
Other loans	1,350	1,335	1,314	1,273	1,187
Covered loans	32,670	34,216	37,250	40,820	47,589
Allowance for loan losses	(588)	(2,387)	(2,326)	(2,578)	(4,497)
Net covered loans	$32,082	$31,829	$34,924	$38,242	$43,092

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2014 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	March 31, 2014
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$592,658	$29,138	$73,701	$270,636	$45,633	$173,550
Secured by 1-4 family residential properties	1,533,781	22,052	50,445	1,313,006	126,892	21,386
Secured by nonfarm, nonresidential properties	1,461,947	33,887	150,099	782,049	150,114	345,798
Other real estate secured	193,221	5,119	4,513	131,007	29,052	23,530
Commercial and industrial loans	1,207,367	35,082	13,153	824,351	70,395	264,386
Consumer loans	160,153	14,546	2,804	123,053	17,202	2,548
Other loans	774,639	35,651	24,245	604,828	50,736	59,179
Loans	$5,923,766	$175,475	$318,960	$4,048,930	$490,024	$890,377

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$51,240	$1,222	$28,380	$16,325	$2,256	$3,057
Development	87,357	785	23,955	37,461	1,402	23,754
Unimproved land	115,034	2,099	18,836	55,473	23,658	14,968
1-4 family construction	101,903	16,432	1,875	58,788	2,042	22,766
Other construction	237,124	8,600	655	102,589	16,275	109,005
Construction, land development and other land loans	$592,658	$29,138	$73,701	$270,636	$45,633	$173,550

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$171,499	$7,462	$39,411	$65,221	$15,142	$44,263
Office	172,999	6,617	33,012	87,306	8,151	37,913
Nursing homes/assisted living	115,009	-	-	91,915	6,000	17,094
Hotel/motel	84,857	-	359	60,235	24,263	-
Industrial	70,409	1,003	7,045	26,065	151	36,145
Health care	14,176	3,614	-	10,482	80	-
Convenience stores	11,683	254	-	6,460	2,356	2,613
Other	160,316	5,151	20,010	78,789	4,796	51,570
Total income producing loans	800,948	24,101	99,837	426,473	60,939	189,598

Owner-occupied:
Office	119,876	2,220	17,812	62,623	9,482	27,739
Churches	86,612	2,326	2,954	40,219	30,659	10,454
Industrial warehouses	90,362	1,105	3,096	41,402	8,411	36,348
Health care	100,937	260	14,071	57,224	14,478	14,904
Convenience stores	54,797	-	1,623	30,494	3,867	18,813
Retail	29,590	457	3,760	18,924	2,919	3,530
Restaurants	33,566	-	2,673	26,055	3,721	1,117
Auto dealerships	8,823	-	211	6,925	1,651	36
Other	136,436	3,418	4,062	71,710	13,987	43,259
Total owner-occupied loans	660,999	9,786	50,262	355,576	89,175	156,200

Loans secured by nonfarm, nonresidential properties	$1,461,947	$33,887	$150,099	$782,049	$150,114	$345,798

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2014 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Securities – taxable	2.39%	2.30%	2.22%	2.24%	2.33%
Securities – nontaxable	4.31%	4.28%	4.25%	4.31%	4.44%
Securities – total	2.50%	2.40%	2.32%	2.35%	2.45%
Loans - LHFI & LHFS	4.51%	4.55%	4.69%	4.74%	4.76%
Acquired loans	8.67%	10.95%	8.20%	8.48%	8.93%
Loans - total	5.00%	5.36%	5.18%	5.29%	5.14%
FF sold & rev repo	0.31%	0.50%	0.35%	0.29%	0.25%
Other earning assets	4.13%	4.53%	3.86%	4.29%	4.15%
Total earning assets	4.15%	4.35%	4.19%	4.28%	4.26%

Interest-bearing deposits	0.24%	0.27%	0.27%	0.28%	0.30%
FF pch & repo	0.11%	0.11%	0.12%	0.11%	0.12%
Other borrowings	2.99%	2.96%	3.07%	3.13%	3.03%
Total interest-bearing liabilities	0.30%	0.33%	0.33%	0.34%	0.37%

Net interest margin	3.92%	4.10%	3.94%	4.02%	3.98%
Net interest margin excluding acquired loans	3.52%	3.48%	3.52%	3.55%	3.66%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin declined 18 basis points during the first quarter of 2014 primarily due to a decrease in interest and fees on acquired loans, which was the result of decreased acquired loan recoveries during the quarter.

During the first quarter of 2014, the yield on average acquired loans includes approximately $3.8 million in recoveries, or an annualized 1.97% of the average acquired loan balance.  Excluding the recoveries on acquired loans, the yield on average acquired loans totaled 6.70%.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $1.9 million and $1.3 million for the quarters ended March 31, 2014 and 2013, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Mortgage servicing income, net	$4,539	$4,688	$4,552	$4,385	$4,267
Change in fair value-MSR from runoff	(1,812)	(2,182)	(2,407)	(2,756)	(2,460)
Gain on sales of loans, net	1,839	2,202	6,465	7,597	10,165
Other, net	400	(533)	(1,485)	(1,052)	(1,649)
Mortgage banking income before hedge ineffectiveness	4,966	4,175	7,125	8,174	10,323
Change in fair value-MSR from market changes	(723)	3,937	287	6,467	1,127
Change in fair value of derivatives	2,586	(2,926)	1,028	(6,346)	133
Net positive hedge ineffectiveness	1,863	1,011	1,315	121	1,260
Mortgage banking, net	$6,829	$5,186	$8,440	$8,295	$11,583

During the first quarter of 2013, Trustmark exercised its option to repurchase delinquent loans serviced for GNMA. These loans were subsequently sold to a third party under different repurchase provisions. Trustmark retained the servicing for these loans, which are fully guaranteed by FHA/VA.  As a result of this repurchase and sale, the loans are no longer carried as "LHFS-Guaranteed GNMA serviced loans" (see pages 3 and 6).  The transaction resulted in a gain of $534 thousand, which was recorded during the first quarter of 2013 and is included in the table above as "Gain on sales of loans, net.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2014 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Partnership amortization for tax credit purposes	$(3,006)	$(5,642)	$(2,388)	$(2,221)	$(2,117)
(Decrease) increase in FDIC indemnification asset	(688)	(2,429)	211	(2,317)	(1,365)
Other miscellaneous income	3,673	3,269	2,342	2,393	2,291
Total other, net	$(21)	$(4,802)	$165	$(2,145)	$(1,191)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the first quarter of 2014, other noninterest income included a write-down of the FDIC indemnification asset of $688 thousand on acquired covered loans obtained from Heritage as a result of loan pay-offs, improved cash flow projections and lower loss expectations for loan pools.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Loan expense	$3,464	$4,419	$3,390	$4,267	$2,995
Non-routine transaction expenses on acquisitions	-	-	-	-	7,920
Amortization of intangibles	2,293	2,434	2,466	2,472	1,442
Other miscellaneous expense	7,495	8,555	7,675	11,832	5,694
Total other expense	$13,252	$15,408	$13,531	$18,571	$18,051

Other miscellaneous expense increased during the second quarter of 2013 due to a non-routine litigation expense of $4.0 million related to a proposed settlement on Trustmark’s overdraft fees for insufficient funds on debit card purchases and ATM withdrawals as previously disclosed in the Form 8-K filed on June 26, 2013.  During the first quarter of 2014, the United States District Court for the Southern District of Mississippi issued a final judgment approving the settlement.

As previously mentioned in Note 1 – Business Combinations, during the first quarter of 2013, Trustmark incurred $7.9 million of non-routine BancTrust transaction expenses in other noninterest expense.  These non-routine transaction expenses include $2.2 million of professional fees and $5.7 million of contract termination and other expenses.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2014 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended
			3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
	TANGIBLE EQUITY
	AVERAGE BALANCES
	Total shareholders' equity		$1,367,663	$1,346,975	$1,333,356	$1,344,360	$1,325,508
Less:	Goodwill		(372,720)	(372,468)	(368,482)	(366,592)	(324,902)
	Identifiable intangible assets		(41,015)	(43,532)	(45,988)	(48,402)	(35,187)
	Total average tangible equity		$953,928	$930,975	$918,886	$929,366	$965,419

	PERIOD END BALANCES
	Total shareholders' equity		$1,373,895	$1,354,953	$1,329,514	$1,326,819	$1,352,946
Less:	Goodwill		(365,500)	(372,851)	(372,463)	(368,315)	(366,366)
	Identifiable intangible assets		(39,697)	(41,990)	(44,424)	(46,889)	(49,361)
	Total tangible equity	(a)	$968,698	$940,112	$912,627	$911,615	$937,219

	TANGIBLE ASSETS
	Total assets		$12,057,054	$11,790,383	$11,805,197	$11,863,312	$11,850,515
Less:	Goodwill		(365,500)	(372,851)	(372,463)	(368,315)	(366,366)
	Identifiable intangible assets		(39,697)	(41,990)	(44,424)	(46,889)	(49,361)
	Total tangible assets	(b)	$11,651,857	$11,375,542	$11,388,310	$11,448,108	$11,434,788

	Risk-weighted assets	(c)	$8,016,482	$7,916,378	$7,825,839	$7,878,281	$7,862,884

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income		$29,003	$28,039	$33,034	$31,121	$24,866
Plus:	Intangible amortization net of tax		1,417	1,503	1,523	1,526	890
Net income adjusted for intangible amortization			$30,420	$29,542	$34,557	$32,647	$25,756

	Period end common shares outstanding	(d)	67,439,562	67,372,980	67,181,694	67,163,195	67,151,087

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible equity 1		12.93%	12.59%	14.92%	14.09%	10.82%
	Tangible equity/tangible assets	(a)/(b)	8.31%	8.26%	8.01%	7.96%	8.20%
	Tangible equity/risk-weighted assets	(a)/(c)	12.08%	11.88%	11.66%	11.57%	11.92%
	Tangible book value	(a)/(d)*1,000	$14.36	$13.95	$13.58	$13.57	$13.96

	TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,373,895	$1,354,953	$1,329,514	$1,326,819	$1,352,946
	Eliminate qualifying AOCI		38,497	43,731	52,226	36,088	(5,709)
	Qualifying tier 1 capital		60,000	60,000	60,000	60,000	93,000
	Disallowed goodwill		(365,500)	(372,851)	(372,463)	(368,315)	(366,366)
	Adj to goodwill allowed for deferred taxes		14,798	14,445	14,093	13,740	13,388
	Other disallowed intangibles		(39,697)	(41,990)	(44,424)	(46,889)	(49,361)
	Disallowed servicing intangible		(6,761)	(6,783)	(6,315)	(6,038)	(5,153)
	Disallowed deferred taxes		(23,969)	(24,647)	(39,476)	(26,411)	(12,575)
	Total tier 1 capital		1,051,263	1,026,858	993,155	988,994	1,020,170
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(60,000)	(93,000)
	Total tier 1 common capital	(e)	$991,263	$966,858	$933,155	$928,994	$927,170

	Tier 1 common risk-based capital ratio	(e)/(c)	12.37%	12.21%	11.92%	11.79%	11.79%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity